UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2017

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington		98660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Shares Authorized under Incentive Plan

On February 12, 2017, the board of directors of CytoDyn Inc. (the “Company”) approved an amendment to the Company’s 2012 Equity Incentive Plan (the “Incentive Plan”). The amendment increases the total number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), authorized for issuance thereunder from 7,000,000 to 15,000,000 and modifies certain other provisions set forth in the amendment. The board believes that the increase is vital to enable the Company to continue to attract, retain and incentivize qualified individuals who can assist the Company in executing its corporate strategy. The amendment is conditioned on stockholder approval at the 2017 annual meeting of stockholders. A copy of the amendment is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Executive Chairman Compensation

On February 12, 2017, the compensation committee of the board of directors granted to Anthony D. Caracciolo, as Executive Chairman of the Company and a member of its board of directors, a non-qualified stock option to purchase up to 550,000 shares of its common stock (the “Time-Based Option”) and a non-qualified stock option to purchase up to 450,000 shares of common stock (the “Milestone Option”). The grant of the Milestone Option (but not the Time-Based Option) is conditioned on stockholder approval of the increase in the number of shares authorized for issuance under the Incentive Plan at the 2017 annual meeting of stockholders, and the Milestone Option will not be exercisable unless and until such approval is obtained.

The Time-Based Option and the Milestone Option each have an a ten-year term and an exercise price of $0.76, which was the closing sale price of the Common Stock on February 10, 2017 (the last trading date before the grant date). The Time-Based Option will vest in equal monthly installments over the next two years, commencing on the first month following the grant date. Vesting of the Milestone Option is contingent upon the achievement of certain strategic milestones specified by the compensation committee and documented in the relevant award agreement.

Also on February 12, 2017, the compensation committee approved an annual base salary of $200,000 for Mr. Caracciolo.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	10.1	Amendment to the 2012 Equity Incentive Plan of CytoDyn Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

February 13, 2017	By:	/s/ Michael D. Mulholland
	Name:	Michael D. Mulholland
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to the 2012 Equity Incentive Plan of CytoDyn Inc.